UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 12, 2003

PACIFIC NORTHWEST BANCORP

(Exact name of registrant as specified in its charter)

Washington	0-26632	91-1691216
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Third Avenue, Suite 250 Seattle, Washington 98101
(Address of principal executive offices, including Zip Code)

(206) 624-9761
(Registrant’s telephone number, including area code)

ITEM 5.  Other Events

As previously reported, Pacific Northwest Bancorp (“Pacific”) entered into an Agreement and Plan of Reorganization on May 19, 2003 with Wells Fargo & Company, a Delaware corporation (“Wells Fargo”).  Wells Fargo filed a registration statement with the Securities and Exchange Commission that was effective on August 5.  A proxy statement-prospectus dated August 5, 2003 is being mailed to Pacific shareholders on or about August 11, 2003.  A copy of a related press release dated August 11, 2003, is attached as Exhibit 99 and incorporated by reference.

ITEM 7.  Financial Statements and Exhibits

(a)           Financial Statements—not applicable.

(b)           Pro forma financial information—not applicable.

(c)           Exhibits

99            Press Release issued by Pacific dated August 12, 2003.

SIGNATURE

Pursuant to the requirements of the security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 12, 2003
PACIFIC NORTHWEST BANCORP

	By:	/s/ Patrick M. Fahey
Patrick M. Fahey
President and Chief Executive Officer